Exhibit 99.1

Trustmark Corporation and Cadence Financial Corporation Announce Definitive Merger Agreement

JACKSON, Miss. & STARKVILLE, Miss.--(BUSINESS WIRE)--September 22, 2010--Trustmark Corporation (NASDAQ:TRMK) (“Trustmark”) and Cadence Financial Corporation (NASDAQ:CADE) (“Cadence”) today announced the signing of a definitive agreement in which Cadence will merge into Trustmark. Cadence has 38 offices across five southeastern states with $1.0 billion in loans and $1.5 billion in deposits as of June 30, 2010.

Under terms of the definitive agreement, Cadence common shareholders will receive 0.096993 shares of Trustmark common stock for each share of Cadence in a tax free exchange. Trustmark will issue approximately 1,155,104 shares of its common stock for all issued and outstanding common shares of Cadence. Based upon a price of $20.62 per share of Trustmark, the transaction is valued at approximately $23.8 million, or $2.00 per Cadence common share. Trustmark offered to purchase the $44.0 million of Cadence preferred stock and the associated warrant issued to the U.S. Department of the Treasury ("Treasury") under the Capital Purchase Program ("CPP") for $30.05 million in cash. Treasury has indicated its willingness to agree to sell its Cadence preferred stock and warrant for such cash consideration subject to the entry into definitive documentation acceptable to Treasury in its sole discretion.

Richard G. Hickson, Chairman and CEO of Trustmark stated, “Cadence is a respected 125-year-old national bank with long-standing customer relationships in its legacy markets. This transaction provides an excellent opportunity for Trustmark to enhance its franchise within the attractive Golden Triangle area (Columbus, Starkville and West Point, Mississippi) as well as Memphis, Tennessee. In addition, it provides entry into the Birmingham, Nashville, Sarasota, and Tuscaloosa markets.”

“This is a strategic, in-market opportunity that will be immediately accretive to Trustmark’s earnings per share and tangible book value,” said Hickson. “We have completed extensive on-site diligence, including review of Cadence’s loan portfolio and significant real estate collateral. We understand the inherent credit risk of the portfolio and have a proven record of managing real estate loans in a challenging economic environment. Trustmark’s pro forma capital ratios will continue to significantly exceed “well-capitalized” levels, enabling us to continue to take advantage of opportunities in the marketplace.”

Lewis F. Mallory, Jr., Chairman and CEO of Cadence, stated, “We are delighted to become a part of the Trustmark organization and believe the combination created by our two companies will enable us to better serve our customers through increased convenience as well as the addition of broader financial services. Trustmark’s reputation, financial strength and capabilities will enhance our ability to meet the expanding needs of our customers. Our shareholders will be receiving shares of a strong, successful banking company.”

The transaction is expected to close no later than the first quarter of 2011 and is subject to approval by regulatory authorities and Cadence’s shareholders as well as certain other closing conditions. Upon completion of the transaction, Cadence’s wholly owned subsidiary, Cadence Bank, N.A., will be combined with Trustmark National Bank.

Trustmark was advised by the investment banking firm of Sandler O’Neill + Partners, L.P., as well as the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC. Cadence was advised by the investment banking firm of Keefe, Bruyette & Woods, Inc., and the law firm of Jackson Walker L.L.P.

ADDITIONAL INFORMATION

Additional material information regarding this transaction is available in a presentation on the investor relations section of Trustmark’s website at www.trustmark.com. Trustmark and Cadence executives will conduct a conference call with analysts on Thursday, September 23 at 10:00 a.m. Central Time to discuss the merger. Interested parties may listen to the conference call by dialing (877) 317-6789, passcode 444730 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Thursday, September 30, 2010 in archived format at the same web address or by calling (877) 344-7529, passcode 444730.

Trustmark is a financial services company providing banking and financial solutions through over 150 offices in Florida, Mississippi, Tennessee and Texas.

Cadence Financial Corporation is a $1.9 billion bank holding company providing full financial services, including banking, trust services, mortgage services and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia.

Trustmark will file a Registration Statement on Form S-4 that will include a proxy statement of Cadence and a prospectus of Trustmark and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Shareholders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. You will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about Trustmark and Cadence, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to F. Joseph Rein, Jr., Trustmark Corporation, 248 East Capitol Street, Suite 310, Jackson, Mississippi 39201, telephone 601-208-6898 or Richard T. Haston, Cadence Financial Corporation, 301 East Main Street, Starkville, MS 39759, telephone 662-324-4258.

This communication does not constitute an offer of any securities for sale.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to the anticipated consummation of the merger transaction and the expected effects of the transaction, anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that relate specifically to the proposed transaction that could cause actual results to differ materially from current expectations of management include, but are not limited to, the failure to obtain the required regulatory or shareholder approvals or failure of any of the other conditions which would result in the transaction not being completed, Cadence's operations may not be integrated successfully into Trustmark's operations or such integration may be more difficult, time-consuming or costly than expected, the expected revenue synergies and cost savings from the transaction may not be fully realized or realized within the expected timeframe, customer and employee relationships and business operations may be disrupted by the transaction, and the ability to complete the transaction on the expected timeframe may be more difficult, time-consuming or costly than expected. In addition, risks that relate to our businesses that could cause actual results to differ materially from current expectations of management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of mergers, new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

CONTACT:
Trustmark Investor Contacts:
Louis E. Greer, 601-208-2310
Treasurer and Principal Financial Officer
or
F. Joseph Rein, Jr., 601-208-6898
Senior Vice President
or
Media Contact:
Melanie A. Morgan, 601-208-2979
Senior Vice President
or
Cadence Investor Contact:
Richard T. Haston, 662-324-4258
Executive Vice President